Exhibit 10.38
EXECUTION COPY
SECOND AMENDMENT TO SERVICING AGREEMENT
FIRST AMENDMENT TO BLUESTEM LETTER AGREEMENT
FIRST AMENDMENT TO SECURITY AGREEMENT
          This SECOND AMENDMENT TO SERVICING AGREEMENT, FIRST AMENDMENT TO BLUESTEM LETTER AGREEMENT AND FIRST AMENDMENT TO SECURITY AGREEMENT, dated as of July 1, 2011 (this “Amendment”), amends or otherwise modifies (i) that certain Servicing Agreement, dated as of August 20, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Servicing Agreement”) by and among BLUESTEM BRANDS, INC., a Delaware corporation (“Bluestem”), as Servicer, FINGERHUT RECEIVABLES I, LLC, a Delaware limited liability company (the “Company”) and GOLDMAN SACHS BANK USA (“GS Bank”), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), (ii) that certain Bluestem Letter Agreement, dated as of August 20, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Letter Agreement”), by and among Bluestem and the Administrative Agent and (iii) that certain Security Agreement, dated as of August 20, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Security Agreement”), by and among the Company and the Collateral Agent, each as hereafter set forth. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Servicing Agreement, the Letter Agreement or the Security Agreement, as applicable.
          WHEREAS, Bluestem, the Company and the Administrative Agent wish to amend or otherwise modify certain provisions of the Servicing Agreement, the Letter Agreement and the Security Agreement as hereafter set forth; and
          WHEREAS, the Requisite Lenders have consented to such amendments in accordance with Section 8.01 of the Servicing Agreement, Section 4.1 of the Letter Agreement and Section 9.5 of that certain Credit Agreement, dated as of August 20, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Company, the Administrative Agent, the lenders party thereto and J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner.
          NOW, THEREFORE, Bluestem, the Company and the Administrative Agent hereby agree as follows:
     1. Amendments to the Letter Agreement. The Letter Agreement is hereby amended as follows:
          (a) Section 1.4(j) is hereby amended and restated in its entirety as follows:
“(j) investments received or loans or advances made in connection with the dispositions of assets permitted by Section 1.5, including pursuant to installment contracts or similar arrangements in connection with dispositions permitted under

Section 1.5(k) (provided that the aggregate amount of such investments pursuant to installment contracts or similar arrangements in connection with dispositions permitted under Section 1.5(k) shall not exceed $10,000,000 in the aggregate at any time outstanding);”
     (b) Section 1.5 is hereby amended by (i) deleting “and” at the end of clause (i) thereof and moving it to the end of clause (j), (ii) adding the following new clause (k) at the end thereof:
“(k) with respect to Bluestem and any Subsidiary other than the Company, sales of inventory pursuant to installment contracts or similar arrangements with consumers and/or employers of consumers in connection with voluntary benefit programs and payroll deduction plans used to purchase general merchandise and services;”

and (iii) replacing the parenthetical in the proviso at the end thereof in its entirety to read “(other than those permitted by paragraphs (b), (f), (g) and (k) above)”.
     2. Amendment to the Security Agreement.
          (a) The definition of “Controlled Account” is hereby amended by adding the following sentence at the end thereof: “In the event the Depositary Bank changes any of the account numbers referenced in this Security Agreement, such account numbers shall be automatically deemed to be updated to such new account numbers immediately upon notice thereof to the Administrative Agent.”
          (b) The definition of “US Bank Account” is hereby amended by adding the phrase “; provided that in the event that US Bank shall change the foregoing account number, US Bank Account shall be automatically deemed to refer to such new account number immediately upon notice thereof to the Administrative Agent” at the end thereof.
          (c) In connection with any change to the account number of any one or more Controlled Accounts or the US Bank Account, as provided in Sections 4.1 and 4.3 of the Security Agreement, the Company, as grantor, hereby authorizes (i) the amendment of the Controlled Account Control Agreement and/or the US Bank Account Control Agreement and (ii) the filing of such amendments to financing statements, as, in each case, the Collateral Agent may determine are necessary or advisable to perfect (or maintain) the security interest granted to the Collateral Agent in the Controlled Accounts and/or the US Bank Account, as the case may be, under the Security Agreement.
     3. Consent to Servicing Agreement: For the avoidance of doubt, including in connection with Section 5.04(a), the Administrative Agent hereby consents to Bluestem and one or more of its Subsidiaries (other than the Company) entering into installment sales contracts or similar arrangements with consumers and/or employers of consumers, and related agreements with such employers and with brokers or other agents, in connection with voluntary benefit programs and payroll deduction plans used to purchase general merchandise and services

(collectively, “Bluestem Payroll Deduction Sales Programs”). For the avoidance of doubt, amounts payable to Bluestem or such Subsidiary under any Bluestem Payroll Deduction Sales Program shall not constitute “Underlying Receivables” or “Receivables Accounts”.
     4. Continued Effectiveness of the Servicing Agreement, the Letter Agreement, the Security Agreement and Other Credit Documents. Each party hereto hereby (i) acknowledges and consents to this Amendment and (ii) confirms and agrees that the Servicing Agreement, the Letter Agreement, the Security Agreement and each other Credit Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date hereof all references in any such Credit Document to “the Servicing Agreement”, “Letter Agreement”, “Security Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Servicing Agreement, Letter Agreement or Security Agreement, as applicable, shall mean the Servicing Agreement, Letter Agreement or Security Agreement, each as amended by this Amendment. This Amendment does not and shall not affect any of the obligations of any Credit Party, other than as expressly provided herein, including, without limitation, the Company’s obligation to repay the Loans in accordance with the terms of the Credit Agreement, or the obligations of any other Credit Party under any Credit Document to which it is a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Servicing Agreement, the Letter Agreement, the Security Agreement or any other Credit Document, nor constitute a waiver of any provision of the Servicing Agreement, the Letter Agreement, the Security Agreement or any other Credit Document.
     5. No Default. Bluestem and the Company each hereby represents and warrants that as of the date hereof, after giving effect to this Amendment, there is no Servicer Default under the Servicing Agreement and no Default or Event of Default under any other Credit Document.
     6. Consent to Amendments to the Bluestem Securities Purchase Agreement, Bluestem Securities Security Agreement, the Bluestem 2010 Inventory Credit Agreement and the Bluestem 2010 Inventory Security Agreement. The Administrative Agent, on behalf of the Requisite Lenders, hereby consents (to the extent required) to the execution and delivery by Bluestem and the Company of amendments to each of the Bluestem Securities Purchase Agreement, Bluestem Securities Security Agreement, the Bluestem 2010 Inventory Credit Agreement, the Bluestem 2010 Inventory Security Agreement and any related Loan Documents (as defined in the Bluestem 2010 Inventory Credit Agreement or Bluestem Securities Purchase Agreement, as applicable), which are substantially similar to the Amendments set forth herein, and this Amendment shall constitute proper notice under the Credit Documents (to the extent required) with respect to such amendments.
     7. Miscellaneous.
     (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.
     (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
     (d) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BLUESTEM BRANDS, INC.

By: Name:	/s/ Mark P. Wagener Mark P. Wagener
Title:	Executive Vice President & CFO

FINGERHUT RECEIVABLES I, LLC

By: Name:	/s/ Mark P. Wagener Mark P. Wagener
Title:	President

GOLDMAN SACHS BANK USA,
as Administrative Agent and Collateral Agent

By: Name:	/s/ Jason P. Gelberd Jason P. Gelberd
Title:	Authorized Signatory